UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2014

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                                      Results of Operations and Financial Condition.

On February 10, 2014, in connection with the previously announced participation of Cobalt International Energy, Inc. (the “Company”) in the 2014 Credit Suisse 19th Annual Energy Summit in Vail, Colorado, the Company announced that as of December 31, 2013, its estimated net proved undeveloped reserves totaled 7.9 million barrels of oil and 3.4 billion cubic feet of natural gas.  The year ended December 31, 2013 was the first year the Company established proved reserves and all of such proved reserves are attributable to the Company’s interest in the Heidelberg field in the U.S. Gulf of Mexico.

These proved reserve estimates were prepared by the Company’s independent reservoir engineering firm, Netherland, Sewell & Associates, Inc. and conform to the definition as set forth in the SEC Regulation S-X Part 210.4-10 (a) as clarified by subsequent SEC Staff Accounting bulletins. The proved reserves estimates are also in accordance with Financial Accounting Standards Codification Topic 932, Extractive Activities — Oil and Gas.

Proved reserves are estimated quantities of hydrocarbons that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. You are urged to closely consider the disclosures and risk factors in the Company’s other filings with the U.S. Securities and Exchange Commission, including the inherent uncertainties in estimating quantities of proved reserves.

In addition, on February 10, 2014 and also in connection with the Company’s participation in the 2014 Credit Suisse 19th Annual Energy Summit in Vail, Colorado, the Company announced that it estimates its restricted and unrestricted cash balance as of the fiscal year ended December 31, 2013 to be approximately $1.6 billion to $1.7 billion. Such unrestricted cash includes cash, cash equivalents, short-term investments and long-term investments. Restricted cash includes cash collateralized letters of credit relating to the Company’s operations offshore Angola. This restricted and unrestricted cash balance estimate remains unchanged from the estimate provided in connection with the Company’s participation in the 2014 Goldman Sachs Global Energy Conference in Miami, Florida on January 8, 2014.

The Company’s estimate of its restricted and unrestricted cash balance as of the fiscal year ended December 31, 2013 is an estimate prepared by management in good faith based upon internal reporting and expectations as of and for the three months ended December 31, 2013. This estimate is preliminary, unaudited, and may be revised as a result of management’s further review of the Company’s results. The Company and its auditors have not completed the normal quarterly review procedures as of and for the three months ended December 31, 2013, and there can be no assurance that the Company’s final results for this quarterly period will not differ from this estimate. Any such changes could be material. In addition, during the course of the preparation of the Company’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2013, the Company may identify items that would require it to make material adjustments to this estimated financial information.

The information contained herein is being furnished, not filed, pursuant to Item 2.02. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address the Company’s expected future business and financial performance, and often contain words such as “estimate,” “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company’s other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation and does not intend to update these forward-

looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014

Cobalt International Energy, Inc.

	By:	/s/ Jeffrey A. Starzec
	Name:	Jeffrey A. Starzec
	Title:	Senior Vice President and General Counsel